Exhibit 99.1

Tessco Reports First-Quarter Fiscal 2022 Financial Results

HUNT VALLEY, MD, July 27, 2021—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its fiscal year 2022 first quarter, ended June 27, 2021.

First Quarter Financial Highlights

●	First-quarter fiscal year 2022 revenues of $105.0 million, up 9% compared to first quarter of prior fiscal year
●	Record revenues in the Carrier market
●	Sales bookings for the first quarter up 37% year over year
●	Sales backlog at highest level since onset of pandemic

“We believe this quarter’s results are signs of the post-pandemic recovery and evidence that we are executing well on our turnaround plan, with a 9% year-over-year increase in revenues and a 37% increase in bookings,” said Sandip Mukerjee, TESSCO’s President and Chief Executive Officer. “While industry-wide supply-chain challenges delayed the conversion of bookings to shipments in the first quarter, we are confident that we will be able to ship the vast majority of these open orders later this fiscal year.

“For the remainder of this fiscal year, we expect stronger market demand and the continued execution of our turnaround strategy to lead to significant year-over-year growth in revenues for both our Carrier and Commercial markets,” added Mukerjee. “At the same time, we will be vigilant in controlling costs and expect significant improvement in our overall profitability this fiscal year compared with fiscal 2021, including positive adjusted EBITDA.

“We continue to focus on driving growth and efficiency in our core distribution business, developing our Ventev business into a leading innovator of products to help customers resolve infrastructure construction challenges, and developing proprietary services to support the products our customers deploy in their networks. While the last 18 months have presented considerable challenges, I am more confident than ever in our strategy and our ability to achieve our financial operating plan.”

First Quarter Financial Results

As a result of the sale of the Company’s retail inventory and other related assets to Voice Comm, LLC during the third quarter of fiscal year 2021, and the corresponding retail business exit, the Company now presents earnings both from continuing and discontinued operations. The following financial results relate only to continuing operations.

	First Quarter FY 2022	First Quarter FY 2021
Revenue	$105.0M	$96.5M
Net loss	($2.2M)	($4.9M)
Loss per share	($0.25)	($0.56)
Adjusted EBITDA[1]	($1.1M)	($3.5M)

(1)	Adjusted EBITDA (from Continuing Operations) is a Non-GAAP financial measure. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Revenue by Market

Year over Year Q1 FY 2022 vs. Q1 FY 2021
Carrier	17.2%
Commercial	3.0%
Total	8.8%

1 Previously referred to as “VAR and Integrator.”

For the fiscal 2022 first quarter, revenues totaled $105.0 million, compared with $96.5 million for the first quarter of fiscal 2021, as a result of improving macroeconomic conditions and growing market share, particularly in the Carrier market. Additionally, both markets were affected by industry-wide disruptions in the global supply chain that delayed receipt of inventory from vendors and impacted the Company’s ability to ship product to customers.

Gross profit was $19.7 million for the first quarter of fiscal 2022, compared with $16.5 million for the same quarter of fiscal 2021. Gross margin was 18.8% of revenue for the first quarter of fiscal 2021, compared with 17.1% in the first quarter of last year. The year-over-year increase in gross margin was in part a result of increased margins in both markets due to changes in customer and product mix.

First-quarter selling, general and administrative (SG&A) expenses increased 0.5% from the prior-year quarter to $21.6 million, primarily as a result of increased variable expenses associated with a 9% increase in revenues. SG&A expenses as a percent of revenue were 20.9% in the first quarter, down from 22.3% in the prior-year quarter.

First-quarter, fiscal-2022 net loss was $2.2 million compared with a net loss of $4.9 million in the first quarter of fiscal 2021.

Adjusted EBITDA and adjusted EBITDA per diluted share from continuing operations were a loss of $1.1 million and $0.12, respectively, for the first quarter of fiscal 2022. This compares with adjusted EBITDA and adjusted EBITDA per diluted share of a loss of $3.5 million and $0.41, respectively, for the first quarter of fiscal 2021.

As of June 27, 2021, the outstanding balance under the Company’s $75 million line of credit was approximately $39.7 million, and the Company maintained a balance of $2.2 million in cash and cash equivalents.

First-Quarter 2022 Conference Call

Management will host a conference call to discuss first-quarter 2022 results and business outlook on Wednesday, July 28, 2021 at 8:30 a.m. ET. To participate in the conference call, please call 877-824-7042 (domestic call-in) or 647-689-6625 (international call-in).

A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

Non-GAAP Information

EBITDA, Adjusted EBITDA, EBITDA per diluted share and Adjusted EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by TESSCO’s diluted weighted average shares outstanding.  Adjusted EBITDA is EBITDA as defined above, but also adds stock-based compensation and goodwill impairments.

Management believes these EBITDA measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share, are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial customers in the wireless infrastructure ecosystem. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. TESSCO supplies products the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 29, 2020, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of any new or continued activism activities by activist investors; termination or non-renewal of limited duration agreements or arrangements with our suppliers and affinity partners, which are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers or suppliers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers', suppliers' and affinity partners' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our suppliers or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers , which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; our inability to maintain or upgrade our technology or telecommunication systems without undue cost, incident or delay; system security or data protection breaches and exposure to cyber-attacks, and the cost associated with ongoing efforts to maintain cyber-security measures and to meet applicable compliance standards; damage or destruction of our distribution or other facilities; prolonged or otherwise unusual quality or performance control problems; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence or devaluation and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our suppliers and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; changes in political and regulatory conditions, including tax and trade policies; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

Contacts

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

David Calusdian
Sharon Merrill Associates
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Loss (Unaudited)

	Fiscal Quarters Ended
	June 27, 2021	June 28, 2020	March 28, 2021

Revenues	$104,956,100	$96,477,600	$88,733,100
Cost of goods sold	85,269,900	80,024,900	71,907,100
Gross profit	19,686,200	16,452,700	16,826,000
Selling, general and administrative expenses	21,646,800	21,532,500	19,580,000
Operating loss	(1,960,600)	(5,079,800)	(2,754,000)
Interest expense, net	213,700	110,700	58,500
Loss from continuing operations before benefit from income tax	(2,174,300)	(5,190,500)	(2,812,500)
Benefit from income taxes	38,500	(321,800)	(1,958,000)
Net loss from continuing operations	$(2,212,800)	$(4,868,700)	$(854,500)
(Loss) income from discontinued operations, net of taxes	495,500	237,300	(2,075,700)
Net loss	$(1,717,300)	$(4,631,400)	$(2,930,200)
Basic and diluted (loss) income per share
Continuing operations	$(0.25)	$(0.56)	$(0.10)
Discontinued operations	$0.06	$0.03	$(0.24)
Consolidated operations	$(0.19)	$(0.54)	$(0.33)
Basic and diluted weighted-average common shares outstanding	8,864,704	8,617,803	8,814,859

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	June 27,	March 28,
	2021	2021
	(unaudited)	(unaudited, recast)
ASSETS
Current assets:
Cash and cash equivalents	$2,207,500	$1,110,000
Trade accounts receivable, net	71,251,900	70,045,700
Product inventory, net	69,017,500	53,060,000
Income taxes receivable	10,462,700	10,432,500
Prepaid expenses and other current assets	5,410,900	3,980,900
Current portion of assets held for sale	1,042,600	1,196,900
Total current assets	159,393,100	139,826,000

Property and equipment, net	12,245,300	12,571,600
Intangible assets, net	21,285,700	19,136,500
Deferred tax assets	—	—
Lease asset - right of use	10,634,500	11,285,800
Other long-term assets	6,722,500	6,258,000
Total assets	$210,281,100	$189,077,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$74,297,900	$59,415,600
Payroll, benefits and taxes	7,004,200	6,279,800
Income and sales tax liabilities	752,900	803,900
Accrued expenses and other current liabilities	1,448,300	2,912,300
Lease liability, current	2,547,600	2,573,500
Total current liabilities	86,050,900	71,985,100

Deferred tax liabilities	26,500	26,500
Revolving line of credit	39,729,100	30,583,200
Non-current lease liability	8,321,800	8,923,500
Other non-current liabilities	793,500	809,400
Total liabilities	134,921,800	112,327,700

Shareholders’ equity:
Preferred stock	—	—
Common stock	104,800	104,200
Additional paid-in capital	67,595,700	67,227,700
Treasury stock	(105,000)	(62,800)
Retained earnings	7,763,800	9,481,100
Total shareholders’ equity	75,359,300	76,750,200
Total liabilities and shareholders’ equity	$210,281,100	$189,077,900

TESSCO Technologies Incorporated

Reconciliation of Net Loss to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended
	June 27, 2021	June 28, 2020	March 28, 2021

Net loss from continuing operations	$(2,212,800)	$(4,868,700)	$(854,500)
Add:
Benefit from income taxes	38,500	(321,800)	(1,958,000)
Interest expense, net	213,700	110,700	58,500
Depreciation and amortization	607,700	1,228,000	609,400
EBITDA	$(1,352,900)	$(3,851,800)	$(2,144,600)
Add:
Stock based compensation	254,900	311,900	251,400
Adjusted EBITDA	$(1,098,000)	$(3,539,900)	$(1,893,200)

EBITDA per diluted share	$(0.15)	$(0.45)	$(0.24)
Adjusted EBITDA per diluted share	$(0.12)	$(0.41)	$(0.21)

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended			Growth Rates Compared to
	June 27, 2021	June 28, 2020	March 28, 2021	Prior Year Period	Prior Period
Market Revenues
Public carrier	$46,020	$39,255	$35,015	17.2%	31.4%
Commercial*	58,936	57,223	53,718	3.0%	9.7%
Total revenues	$104,956	$96,478	$88,733	8.8%	18.3%

Market Gross Profit
Public carrier	$5,322	$3,728	$4,507	42.8%	18.1%
Commercial*	14,365	12,725	12,319	12.9%	16.6%
Total gross profit	$19,687	$16,453	$16,826	19.7%	17.0%
% of revenues	18.8%	17.1%	19.0%

*formerly referred to as VAR and integrators